Exhibit 10.2

Hemispherx Biopharma, Inc.

Restricted Stock Award

Grant Notice

2018 Equity Incentive Plan

Hemispherx Biopharma, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Participant the right to receive the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety. Defined terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant: _____________

Date of Grant: _____________

Vesting Date: ____________

Number of Shares Issuable Under the Award: _____________

Vesting Schedule: Subject to Participant’s Continuous Service, the shares issuable pursuant to the Award shall vest and be issued on the six month anniversary of the Date of Grant (the “Vesting Date”).

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this award of Common Stock in the Company.

Hemispherx Biopharma, Inc.		Participant:

By:		By:
	[NAME, TITLE]		[NAME]

Date:

Attachments:

Attachment I:	Restricted Stock Award Agreement

Attachment II:	2018 Equity Incentive Plan

Attachment I

RESTRICTED STOCK AWARD AGREEMENT

Hemispherx Biopharma, Inc.

2018 Equity Incentive Plan

Restricted Stock Award Agreement

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Award Agreement (collectively, the “Award”) and in consideration of your past and future services, Hemispherx Biopharma, Inc. (the “Company”) has awarded you a restricted stock award under its 2018 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock issuable pursuant to the Award indicated in the Grant Notice.  Except where indicated otherwise, defined terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.Vesting. Subject to the limitations contained herein, your Award shall vest as provided in your Grant Notice. “Vested Shares” shall mean shares issuable to you under the Award on the Vesting Date set forth in the Grant Notice. Notwithstanding the foregoing, your Award shall become vested in its entirety in the circumstances providing for accelerated vesting under the terms of your written Employment Agreement with Hemispherx Biopharma, Inc., if any, as it may be amended from time to time (the “Employment Agreement”) or such other applicable agreement, in each case, while your Employment Agreement is in effect. When your Award vests, the Company shall issue the Vested Shares to you, either in the form of one or more stock certificates or as uncertificated shares in electronic form, or in any combination of the foregoing.

2. Number of Shares. The Number of shares issuable pursuant to this grant shall be computed as follows: 25% of one-twenty-fourth (1/24) of the Participant’s annual salary divided by the per share closing price of the Company’s Common stock on the NYSE American on the trading day prior to the Grant Date. The number of shares issuable pursuant to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in Section 9(a) of the Plan.

3. Payment. This Award was granted in consideration of your past and future services to the Company and its Affiliates or in consideration of other legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

4. Securities Law Compliance. You will not be issued any shares of Common Stock under your Award unless either (a) such shares are then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. Transfer Restrictions. Prior to the time that they have vested, you may not transfer, pledge, sell or otherwise dispose of the Award. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to receive the Award as of the date of your death.

6. Termination of Continuous Service. Except as may be provided in your Employment Agreement, if any, and subject to Section 1 hereof, in the event your Continuous Service terminates, all of your Award shall immediately be cancelled and of no further value.

7. Restrictive Legends. The Vested Shares issued under your Award shall be endorsed with appropriate legends determined by the Company as applicable.

8. Rights as a Stockholder. Until the Award vests, you shall not have any rights or privileges of a stockholder of the Company with respect to the shares issuable pursuant to your Award.

9. Award not a Service Contract. Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares issuable pursuant to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or in affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

10. Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

11. Notices. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

Company:

Hemispherx Biopharma, Inc.

Attn: Corporate Secretary

2117 SW Highway 484

Ocala FL 34473

Participant: Your address as on file with the Company at the time notice is given

12.Miscellaneous.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and the Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

14. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to such state’s conflicts of law rules.

15. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.

Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

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Attachment II

2018 EQUITY INCENTIVE PLAN

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